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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF AMERIGAS PARTNERS L.P.


SUBSIDIARY                                      OWNERSHIP  STATE OF INCORPORATION
AmeriGas Finance Corp                              100%    Delaware

AmeriGas Eagle Finance Corp.                       100%    Delaware

AP Eagle Finance Corp.                             100%    Delaware

AmeriGas Propane L.P.                               (1)    Delaware
  AmeriGas Propane Parts & Service, Inc.           100%    Pennsylvania
  AmeriGas Eagle Propane, L.P.                      (2)    Delaware
    AmeriGas Eagle Parts & Service, Inc.           100%    Pennsylvania
  AmeriGas Eagle Propane, Inc.                     100%    Delaware
    AmerE Holdings, Inc.                           100%    Delaware
    AmeriGas Eagle Holdings, Inc.(3)               100%    Delaware
      Active Propane of Wisconsin, LLC             100%    Delaware


(1) AmeriGas Propane, Inc. is the general partner; AmeriGas Partners, L.P. holds all limited partner interests

(2) 99% owned by AmeriGas Propane, L.P. and <0.5% owned by AmeriGas Eagle Holdings, Inc. (GP) and an unrelated third-party

(3) AmeriGas Eagle Holdings, Inc. owns <0.5% as General Partner of AmeriGas Eagle Propane, L.P.